Exhibit 10.01
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     This First Amendment to Employment Agreement (this “Amendment”) between Cardinal Health, Inc., an Ohio corporation (the “Company”) and Ronald K. Labrum (the “Executive”) is effective September 15, 2005 (the “Amendment Date”).
     WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated November 5, 2003 between the Company and the Executive (the “Employment Agreement”), pursuant to which the Executive renders services to the Company;
     WHEREAS, the Company and the Executive have agreed to amend certain provisions of the Executive’s Employment Agreement;
     WHEREAS, the Company and the Executive desire to set forth in writing such amendments to the Executive’s Employment Agreement;
     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree, effective as of the date of this First Amendment, as follows:
     1. Section 2(a) of the Employment Agreement is hereby amended by replacing the phrase “Executive Vice President & Group President — Medical Products and Services” with “Chairman and Chief Executive Officer of Healthcare Supply Chain Services”, and replacing the phrase “President and Chief Executive Officer — Healthcare Products and Services” with “President or Chief Executive Officer of the Company”.
     2. Section 2(b)(A) of the Employment Agreement is hereby amended by replacing the phrase “President and Chief Executive Officer — Healthcare Products and Services” with “President or Chief Executive Officer of the Company”.
     3. Section 2(c) of the Employment Agreement is hereby deleted in its entirety.
     4. Section 3(a) of the Employment Agreement is hereby amended by replacing the term “$480,000” with “$650,000”.
     5. Section 3(b) of the Employment Agreement is hereby amended by replacing the phrase “ninety percent (90%)” with “not less than one hundred and fifteen percent (115%)”.
     6. Section 4(c)(i) of the Employment Agreement is hereby amended by replacing the term “one” with “two”.
     7. Section 3(c) of the Employment Agreement is hereby amended by replacing the phrase “November 17, 2003” with “the Amendment Date”, and replacing the term “25,000” with “84,288”, and replacing the phrase “Agreement” with “First Amendment”. The Executive acknowledges and agrees that he will not be eligible to receive an annual grant of options to purchase common shares of the Company during the Company’s fiscal year 2007, unless any such grant is authorized by the Human Resources and Compensation Committee of the Board of Directors of the Company. Beginning in the Company’s fiscal year 2008, the Executive will be eligible to participate in the Company’s annual grant of options pursuant to the Company’s then-standard practice for providing such grants to senior executives of the Company.
     8. Section 3(d) of the Employment Agreement is hereby amended by replacing the phrase “November 17, 2003” with “the Amendment Date”, and replacing the term “5,000” with “12,041”, and replacing the phrase “Agreement” with “First Amendment”. The Executive acknowledges and agrees that he will not be eligible to receive an annual grant of Restricted Share Units during the Company’s fiscal year 2007, unless any such grant is authorized by the Human Resources and Compensation Committee of the Board of Directors of the Company. Beginning in the Company’s fiscal year 2008, the Executive will be eligible to participate in the Company’s annual grant of Restricted Share Units pursuant to the Company’s then-standard practice for providing such grants to senior executives of the Company.
     9. Section 4(c)(i)(y) of the Employment Agreement is hereby amended by replacing the term “twelve (12)” with “twenty-four (24)”.
     10. The last sentence of Section 5(c) of the Employment Agreement is hereby amended by replacing the term “24” with “thirty-six (36)”.
     11. The last sentence of Section 5(d) of the Employment Agreement is hereby amended by replacing the term “twelve (12)” with “twenty-four (24)”.
     Except as specifically amended by the provisions of this First Amendment, all terms of the Employment Agreement are unmodified and remain in full force and effect.

CARDINAL HEALTH, INC.	EXECUTIVE

/s/ George L. Fotiades	/s/ Ronald K. Labrum

GEORGE L. FOTIADES	RONALD K. LABRUM
President and Chief Operating Officer

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